Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2023

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2023 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2023 and 2022:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $167.0 million, or $2.40 per diluted share, during the third quarter of 2023, as compared to $182.8 million, or $2.50 per diluted share, during the third quarter of 2022. Net revenues increased by 6.8% to $3.563 billion during the third quarter of 2023, as compared to $3.336 billion during the third quarter of 2022.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2023 was $177.5 million, or $2.55 per diluted share, as compared to $185.8 million, or $2.54 per diluted share, during the third quarter of 2022. As reflected on the Supplemental Schedule, included in our reported results were unrealized after-tax losses of $10.5 million, or $.15 per diluted share ($13.8 million pre-tax), during the third quarter of 2023, and $3.0 million, or $.04 per diluted share ($3.9 million pre-tax) during the third quarter of 2022. These unrealized losses, which are included in “Other (income) expense, net”, resulted from decreases in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $410.1 million during the third quarter of 2023, as compared to $421.7 million during the third quarter of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $421.5 million during the third quarter of 2023, as compared to $427.8 million during the third quarter of 2022.

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2023 and 2022:

Reported net income attributable to UHS was $501.4 million, or $7.09 per diluted share, during the first nine months of 2023, as compared to $500.8 million, or $6.71 per diluted share, during the first nine months 2022. Net revenues increased by 6.3% to $10.578 billion during the first nine months of 2023, as compared to $9.952 billion during the comparable period of 2022.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first nine months of 2023, was $524.5 million, or $7.42 per diluted share, as compared to $513.1 million, or $6.88 per diluted share, during the nine-month period ended September 30, 2022.

As reflected on the Supplemental Schedule, included in our reported results were unrealized after-tax losses of $23.0 million, or $.33 per diluted share, ($30.1 million pre-tax) during the first nine months of 2023 and $12.4 million, or $.17 per diluted share, ($16.1 million pre-tax) during the first nine months of 2022. These unrealized losses, which are included in “Other (income) expense, net”, resulted from decreases in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $1.237 billion during the first nine months of 2023, as compared to $1.175 billion during the first nine months of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was

$1.268 billion during the first nine months of 2023, as compared to $1.190 billion during the comparable period of 2022.

Acute Care Services – Three and nine-month periods ended September 30, 2023 and 2022:

During the third quarter of 2023, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 6.8% while adjusted patient days increased by 3.8%, as compared to the third quarter of 2022. At these facilities, during the third quarter of 2023, net revenue per adjusted admission increased by 0.4% while net revenue per adjusted patient day increased by 3.3%, as compared to the third quarter of 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 7.5% during the third quarter of 2023, as compared to the third quarter of 2022.

During the nine-month period ended September 30, 2023, at our acute care hospitals on a same facility basis, adjusted admissions increased by 8.3% while adjusted patient days increased by 4.8%, as compared to the first nine months of 2022. At these facilities, during the first nine months of 2023, net revenue per adjusted admission decreased by 2.0% while net revenue per adjusted patient day increased by 1.3%, as compared to the first nine months of 2022. Net revenues generated from our acute care services, on a same facility basis, increased by 6.9% during the first nine months of 2023, as compared to the comparable period of 2022.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2023 and 2022:

During the third quarter of 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.8% while adjusted patient days increased by 1.1%, as compared to the third quarter of 2022. At these facilities, during the third quarter of 2023, net revenue per adjusted admission increased by 6.8% and net revenue per adjusted patient day increased by 6.5%, as compared to the third quarter of 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.6% during the third quarter of 2023, as compared to the third quarter of 2022.

During the nine-month period ended September 30, 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 3.8% while adjusted patient days increased by 2.4%, as compared to the first nine months of 2022. At these facilities, during the first nine months of 2023, net revenue per adjusted admission increased by 4.4% and net revenue per adjusted patient day increased by 5.9%, as compared to the first nine months of 2022. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 8.3% during the first nine months of 2023, as compared to the comparable period of 2022.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the nine-month period ended September 30, 2023, our net cash provided by operating activities was $815 million as compared to $699 million during the first nine months of 2022. Included in the $117 million net increase in our net cash provided by operating activities was a favorable change of $109 million in other working capital accounts due primarily to the timing of disbursements for accrued compensation and accounts payable.

Liquidity:

As of September 30, 2023, we had $721 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of December 31, 2022, we had an aggregate remaining repurchase authorization of approximately $947 million pursuant to our stock repurchase program. Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the third quarter of 2023, we have repurchased 1.32 million shares at an aggregate cost of approximately $175.1 million (approximately $133 per share) pursuant to the program. During the first nine months of 2023, we have repurchased approximately 2.73 million shares at an aggregate cost of approximately $367.2 million (approximately $135 per share) pursuant to the program.

As of September 30, 2023, we had an aggregate available repurchase authorization of approximately $580 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 26, 2023. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2022 were approximately $13.4 billion. UHS ranked #311 on the Fortune 500; and #434 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 93,800 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 331 inpatient behavioral health facilities, 43 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to the potential impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended June 30, 2023 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2022), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. These factors, which had a material unfavorable impact on our results of operations during 2022, could continue to have an unfavorable material impact on our results of operations for the foreseeable future.
•
The impact of the COVID-19 pandemic, which began in March, 2020, has had a material effect on our operations and financial results, at various times, since that time. We cannot predict if there will be future disruptions caused by the COVID‑19 pandemic.

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2023 and our Report on Form 10-K for the year ended December 31, 2022. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2023	2022	2023	2022
Net revenues	$3,562,774	3,336,027	$10,578,430	9,952,390

Operating charges:
Salaries, wages and benefits	1,784,870	1,677,431	5,308,476	5,061,173
Other operating expenses	941,219	837,241	2,758,484	2,526,060
Supplies expense	378,667	366,337	1,138,950	1,092,403
Depreciation and amortization	137,195	145,874	422,560	433,508
Lease and rental expense	35,466	33,264	105,775	97,075
	3,277,417	3,060,147	9,734,245	9,210,219

Income from operations	285,357	275,880	844,185	742,171
Interest expense, net	53,378	35,653	153,085	83,002
Other (income) expense, net	11,472	6,015	31,797	15,244
Income before income taxes	220,507	234,212	659,303	643,925
Provision for income taxes	52,499	57,401	159,618	157,312
Net income	168,008	176,811	499,685	486,613
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	1,019	(6,003)	(1,732)	(14,176)
Net income attributable to UHS	$166,989	$182,814	$501,417	$500,789

Basic earnings per share attributable to UHS (a)	$2.42	$2.52	$7.18	$6.78

Diluted earnings per share attributable to UHS (a)	$2.40	$2.50	$7.09	$6.71

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2023	2022	2023	2022
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$166,989	$182,814	$501,417	$500,789
Less: Net income attributable to unvested restricted share grants	(52)	(179)	(242)	(592)
Net income attributable to UHS - basic and diluted	$166,937	$182,635	$501,175	$500,197

Weighted average number of common shares - basic	68,867	72,595	69,825	73,769

Basic earnings per share attributable to UHS:	$2.42	$2.52	$7.18	$6.78

Weighted average number of common shares	68,867	72,595	69,825	73,769
Add: Other share equivalents	757	465	825	743
Weighted average number of common shares and equiv. - diluted	69,624	73,060	70,650	74,512

Diluted earnings per share attributable to UHS:	$2.40	$2.50	$7.09	$6.71

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2023	revenues	September 30, 2022	revenues
Net income attributable to UHS	$166,989		$182,814
Depreciation and amortization	137,195		145,874
Interest expense, net	53,378		35,653
Provision for income taxes	52,499		57,401
EBITDA net of NCI	$410,061	11.5%	$421,742	12.6%

Other (income) expense, net	11,472		6,015
Adjusted EBITDA net of NCI	$421,533	11.8%	$427,757	12.8%

Net revenues	$3,562,774		$3,336,027

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2023		September 30, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$166,989	$2.40	$182,814	$2.50
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	10,528	0.15	2,974	0.04
Subtotal adjustments	10,528	0.15	2,974	0.04
Adjusted net income attributable to UHS	$177,517	$2.55	$185,788	$2.54

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2023	revenues	September 30, 2022	revenues
Net income attributable to UHS	$501,417		$500,789
Depreciation and amortization	422,560		433,508
Interest expense, net	153,085		83,002
Provision for income taxes	159,618		157,312
EBITDA net of NCI	$1,236,680	11.7%	$1,174,611	11.8%

Other (income) expense, net	31,797		15,244
Adjusted EBITDA net of NCI	$1,268,477	12.0%	$1,189,855	12.0%

Net revenues	$10,578,430		$9,952,390

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2023		September 30, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$501,417	$7.09	$500,789	$6.71
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	23,040	0.33	12,358	0.17
Subtotal adjustments	23,040	0.33	12,358	0.17
Adjusted net income attributable to UHS	$524,457	$7.42	$513,147	$6.88

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$80,768	$102,818
Accounts receivable, net	2,234,343	2,017,722
Supplies	214,587	218,517
Other current assets	223,303	198,283
Total current assets	2,753,001	2,537,340

Property and equipment	11,610,188	11,085,852
Less: accumulated depreciation	(5,523,135)	(5,167,394)
	6,087,053	5,918,458
Other assets:
Goodwill	3,912,122	3,909,456
Deferred income taxes	99,580	68,397
Right of use assets-operating leases	443,924	454,650
Deferred charges	7,062	6,264
Other	570,728	599,623
Total Assets	$13,873,470	$13,494,188

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$126,555	$81,447
Accounts payable and other liabilities	1,783,460	1,760,588
Operating lease liabilities	72,655	67,776
Federal and state taxes	7,145	4,608
Total current liabilities	1,989,815	1,914,419

Other noncurrent liabilities	587,829	487,669
Operating lease liabilities noncurrent	388,550	395,522
Long-term debt	4,796,074	4,726,533

Redeemable noncontrolling interest	4,719	4,695

UHS common stockholders' equity	6,064,915	5,920,582
Noncontrolling interest	41,568	44,768
Total equity	6,106,483	5,965,350

Total Liabilities and Stockholders' Equity	$13,873,470	$13,494,188

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$499,685	$486,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	422,560	433,508
(Gain) loss on sale of assets and businesses	(6,250)	584
Stock-based compensation expense	65,702	62,741
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(193,108)	(155,142)
Accrued interest	60	529
Accrued and deferred income taxes	(33,240)	(4,900)
Other working capital accounts	(65,062)	(173,903)
Medicare accelerated payments and deferred CARES Act and other grants	1,764	2,921
Other assets and deferred charges	48,985	22,219
Other	13,717	(23,358)
Accrued insurance expense, net of commercial premiums paid	141,414	134,908
Payments made in settlement of self-insurance claims	(80,861)	(88,001)
Net cash provided by operating activities	815,366	698,719
Cash Flows from Investing Activities:
Property and equipment additions	(536,665)	(569,555)
Proceeds received from sales of assets and businesses	23,688	12,001
Acquisition of businesses and property	(3,728)	(18,666)
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(7,723)	177,214
Decrease in capital reserves of commercial insurance subsidiary	0	100
Net cash used in investing activities	(524,428)	(398,906)
Cash Flows from Financing Activities:
Repayments of long-term debt	(54,009)	(194,115)
Additional borrowings	165,000	705,321
Financing costs	(308)	(2,541)
Repurchase of common shares	(385,339)	(723,384)
Dividends paid	(41,964)	(44,192)
Issuance of common stock	9,841	10,399
Profit distributions to noncontrolling interests	(5,258)	(5,426)
(Purchase) sale of ownership interests by (from) minority members	408	(49,089)
Net cash used in financing activities	(311,629)	(303,027)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	493	(10,339)
Decrease in cash, cash equivalents and restricted cash	(20,198)	(13,553)
Cash, cash equivalents and restricted cash, beginning of period	200,837	178,934
Cash, cash equivalents and restricted cash, end of period	$180,639	$165,381
Supplemental Disclosures of Cash Flow Information:
Interest paid	$149,247	$78,992
Income taxes paid, net of refunds	$191,189	$182,091
Noncash purchases of property and equipment	$108,412	$97,264

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Nine Months ended
			9/30/2023	9/30/2023
Acute Care Services
Revenues			7.5%	6.9%
Adjusted Admissions			6.8%	8.3%
Adjusted Patient Days			3.8%	4.8%
Revenue Per Adjusted Admission			0.4%	-2.0%
Revenue Per Adjusted Patient Day			3.3%	1.3%

Behavioral Health Care Services
Revenues			7.6%	8.3%
Adjusted Admissions			0.8%	3.8%
Adjusted Patient Days			1.1%	2.4%
Revenue Per Adjusted Admission			6.8%	4.4%
Revenue Per Adjusted Patient Day			6.5%	5.9%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Revenues	$3,562,774	$3,336,027	$10,578,430	$9,952,390
EBITDA net of NCI	$410,061	$421,742	$1,236,680	$1,174,611
EBITDA Margin net of NCI	11.5%	12.6%	11.7%	11.8%
Adjusted EBITDA net of NCI	$421,533	$427,757	$1,268,477	$1,189,855
Adjusted EBITDA Margin net of NCI	11.8%	12.8%	12.0%	12.0%

Cash Flow From Operations	$161,665	$220,672	$815,366	$698,719
Capital Expenditures	$200,001	$161,593	$536,665	$569,555
Days Sales Outstanding			58	52

Debt			$4,922,629	$4,704,663
UHS' Shareholders Equity			$6,064,915	$5,855,353
Debt / Total Capitalization			44.8%	44.6%
Debt / EBITDA net of NCI (1)			2.97	2.87
Debt / Adjusted EBITDA net of NCI (1)			2.83	2.87
Debt / Cash From Operations (1)			4.42	4.61

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2023 and 2022

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,965,856	100.0%	$1,828,370	100.0%	$5,808,205	100.0%	$5,432,868	100.0%
Operating charges:
Salaries, wages and benefits	854,215	43.5%	801,252	43.8%	2,493,271	42.9%	2,412,699	44.4%
Other operating expenses	543,707	27.7%	478,221	26.2%	1,584,820	27.3%	1,382,250	25.4%
Supplies expense	324,226	16.5%	302,162	16.5%	964,228	16.6%	904,547	16.6%
Depreciation and amortization	86,583	4.4%	92,830	5.1%	265,021	4.6%	274,574	5.1%
Lease and rental expense	24,404	1.2%	21,847	1.2%	71,635	1.2%	62,756	1.2%
Subtotal-operating expenses	1,833,135	93.2%	1,696,312	92.8%	5,378,975	92.6%	5,036,826	92.7%
Income from operations	132,721	6.8%	132,058	7.2%	429,230	7.4%	396,042	7.3%
Interest expense, net	(778)	(0.0)%	234	0.0%	(1,858)	(0.0)%	1,350	0.0%
Other (income) expense, net	(1,045)	(0.1)%	384	0.0%	5,168	0.1%	806	0.0%
Income before income taxes	$134,544	6.8%	$131,440	7.2%	$425,920	7.3%	$393,886	7.3%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,017,288	100.0%	$1,919,678	100.0%	$5,993,899	100.0%	$5,707,510	100.0%
Operating charges:
Salaries, wages and benefits	854,587	42.4%	824,942	43.0%	2,534,878	42.3%	2,497,888	43.8%
Other operating expenses	596,834	29.6%	535,463	27.9%	1,731,750	28.9%	1,550,044	27.2%
Supplies expense	323,475	16.0%	311,404	16.2%	979,185	16.3%	935,559	16.4%
Depreciation and amortization	86,535	4.3%	96,020	5.0%	274,165	4.6%	285,558	5.0%
Lease and rental expense	24,440	1.2%	21,990	1.1%	72,629	1.2%	63,324	1.1%
Subtotal-operating expenses	1,885,871	93.5%	1,789,819	93.2%	5,592,607	93.3%	5,332,373	93.4%
Income from operations	131,417	6.5%	129,859	6.8%	401,292	6.7%	375,137	6.6%
Interest expense, net	(778)	(0.0)%	234	0.0%	(1,858)	(0.0)%	1,350	0.0%
Other (income) expense, net	(211)	(0.0)%	384	0.0%	6,921	0.1%	806	0.0%
Income before income taxes	$132,406	6.6%	$129,241	6.7%	$396,229	6.6%	$372,981	6.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarter ended June 30, 2023.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2023 and 2022

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,513,354	100.0%	$1,407,039	100.0%	$4,490,078	100.0%	$4,144,998	100.0%
Operating charges:
Salaries, wages and benefits	841,985	55.6%	779,839	55.4%	2,491,153	55.5%	2,293,332	55.3%
Other operating expenses	292,878	19.4%	273,618	19.4%	866,450	19.3%	816,312	19.7%
Supplies expense	55,102	3.6%	55,466	3.9%	161,205	3.6%	157,457	3.8%
Depreciation and amortization	47,484	3.1%	46,487	3.3%	139,039	3.1%	137,249	3.3%
Lease and rental expense	10,857	0.7%	10,586	0.8%	32,642	0.7%	31,262	0.8%
Subtotal-operating expenses	1,248,306	82.5%	1,165,996	82.9%	3,690,489	82.2%	3,435,612	82.9%
Income from operations	265,048	17.5%	241,043	17.1%	799,589	17.8%	709,386	17.1%
Interest expense, net	1,255	0.1%	1,370	0.1%	3,326	0.1%	3,957	0.1%
Other (income) expense, net	(985)	(0.1)%	(664)	(0.0)%	(2,294)	(0.1)%	(1,422)	(0.0)%
Income before income taxes	$264,778	17.5%	$240,337	17.1%	$798,557	17.8%	$706,851	17.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,542,695	100.0%	$1,434,828	100.0%	$4,575,378	100.0%	$4,235,215	100.0%
Operating charges:
Salaries, wages and benefits	844,244	54.7%	782,909	54.6%	2,498,338	54.6%	2,310,761	54.6%
Other operating expenses	322,208	20.9%	300,406	20.9%	949,958	20.8%	898,655	21.2%
Supplies expense	55,272	3.6%	55,482	3.9%	161,597	3.5%	158,315	3.7%
Depreciation and amortization	47,720	3.1%	46,861	3.3%	140,117	3.1%	138,803	3.3%
Lease and rental expense	10,911	0.7%	11,010	0.8%	32,834	0.7%	32,803	0.8%
Subtotal-operating expenses	1,280,355	83.0%	1,196,668	83.4%	3,782,844	82.7%	3,539,337	83.6%
Income from operations	262,340	17.0%	238,160	16.6%	792,534	17.3%	695,878	16.4%
Interest expense, net	1,252	0.1%	1,375	0.1%	3,456	0.1%	4,106	0.1%
Other (income) expense, net	(1,080)	(0.1)%	(1,164)	(0.1)%	(3,139)	(0.1)%	(1,922)	(0.0)%
Income before income taxes	$262,168	17.0%	$237,949	16.6%	$792,217	17.3%	$693,694	16.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarter ended June 30, 2023.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/23	09/30/22	% change	09/30/23	09/30/22	% change

Hospitals owned and leased	27	28	-3.6%	331	331	0.0%
Average licensed beds	6,667	6,982	-4.5%	24,194	24,222	-0.1%
Average available beds	6,495	6,810	-4.6%	24,094	24,122	-0.1%
Patient days	384,348	386,341	-0.5%	1,600,740	1,588,532	0.8%
Average daily census	4,177.7	4,199.4	-0.5%	17,399.3	17,266.7	0.8%
Occupancy-licensed beds	62.7%	60.1%	4.2%	71.9%	71.3%	0.9%
Occupancy-available beds	64.3%	61.7%	4.3%	72.2%	71.6%	0.9%
Admissions	80,074	78,221	2.4%	118,487	117,913	0.5%
Length of stay	4.8	4.9	-2.8%	13.5	13.4	0.8%

Inpatient revenue	$10,916,060	$9,875,794	10.5%	$2,703,478	$2,582,448	4.7%
Outpatient revenue	7,480,353	6,379,324	17.3%	259,060	248,167	4.4%
Total patient revenue	18,396,413	16,255,118	13.2%	2,962,538	2,830,615	4.7%
Other revenue	251,985	215,179	17.1%	81,149	67,228	20.7%
Gross hospital revenue	18,648,398	16,470,297	13.2%	3,043,687	2,897,843	5.0%
Total deductions	16,631,110	14,550,619	14.3%	1,500,992	1,463,015	2.6%
Net hospital revenue	$2,017,288	$1,919,678	5.1%	$1,542,695	$1,434,828	7.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/23	09/30/22	% change	09/30/23	09/30/22	% change

Hospitals owned and leased	27	27	0.0%	329	329	0.0%
Average licensed beds	6,667	6,700	-0.5%	23,983	24,077	-0.4%
Average available beds	6,495	6,528	-0.5%	23,883	23,977	-0.4%
Patient days	384,348	372,480	3.2%	1,589,806	1,577,358	0.8%
Average daily census	4,177.7	4,048.7	3.2%	17,280.5	17,145.2	0.8%
Occupancy-licensed beds	62.7%	60.4%	3.7%	72.1%	71.2%	1.2%
Occupancy-available beds	64.3%	62.0%	3.7%	72.4%	71.5%	1.2%
Admissions	80,074	75,434	6.2%	117,620	117,008	0.5%
Length of stay	4.8	4.9	-2.8%	13.5	13.5	0.3%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/23	09/30/22	% change	09/30/23	09/30/22	% change

Hospitals owned and leased	27	28	-3.6%	331	331	0.0%
Average licensed beds	6,697	6,901	-3.0%	24,203	24,269	-0.3%
Average available beds	6,525	6,729	-3.0%	24,103	24,169	-0.3%
Patient days	1,172,957	1,168,248	0.4%	4,761,887	4,669,598	2.0%
Average daily census	4,296.5	4,279.3	0.4%	17,442.8	17,104.8	2.0%
Occupancy-licensed beds	64.2%	62.0%	3.5%	72.1%	70.5%	2.3%
Occupancy-available beds	65.8%	63.6%	3.5%	72.4%	70.8%	2.3%
Admissions	239,300	230,223	3.9%	358,703	346,973	3.4%
Length of stay	4.9	5.1	-3.4%	13.3	13.5	-1.4%

Inpatient revenue	$33,278,396	$29,821,756	11.6%	$8,001,838	$7,580,475	5.6%
Outpatient revenue	22,292,249	18,360,902	21.4%	812,467	773,769	5.0%
Total patient revenue	55,570,645	48,182,658	15.3%	8,814,305	8,354,244	5.5%
Other revenue	714,877	602,635	18.6%	220,393	209,284	5.3%
Gross hospital revenue	56,285,522	48,785,293	15.4%	9,034,698	8,563,528	5.5%
Total deductions	50,291,623	43,077,783	16.7%	4,459,320	4,328,313	3.0%
Net hospital revenue	$5,993,899	$5,707,510	5.0%	$4,575,378	$4,235,215	8.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/23	09/30/22	% change	09/30/23	09/30/22	% change

Hospitals owned and leased	27	27	0.0%	329	329	0.0%
Average licensed beds	6,581	6,619	-0.6%	24,010	23,985	0.1%
Average available beds	6,409	6,447	-0.6%	23,910	23,885	0.1%
Patient days	1,161,260	1,124,897	3.2%	4,726,012	4,625,248	2.2%
Average daily census	4,253.7	4,120.5	3.2%	17,311.4	16,942.3	2.2%
Occupancy-licensed beds	64.6%	62.3%	3.8%	72.1%	70.6%	2.1%
Occupancy-available beds	66.4%	63.9%	3.8%	72.4%	70.9%	2.1%
Admissions	236,911	221,868	6.8%	355,419	343,014	3.6%
Length of stay	4.9	5.1	-3.3%	13.3	13.5	-1.4%